Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equitrans Midstream Corporation Employee Stock Purchase Plan of our report dated February 23, 2021, with respect to the financial statements of Mountain Valley Pipeline, LLC – Series A, included in Equitrans Midstream Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

April 28, 2022